UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2008

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The Retirement Agreement more fully described in Item 5.02 of this report terminates and replaces a Severance Agreement between the Company and Mr. Lousteau dated May 10, 2007, which was filed with the Securities and Exchange Commission as Exhibit 10.1 on Form 8-K dated May 14, 2007.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Mr. Lousteau and the Company entered into a Retirement Agreement that generally anticipates that he will retire from his position as chief financial officer of the Company effective September 30, 2008. At the Company’s option, and if deemed necessary by the Company’s chief executive officer to assure an orderly transition of Mr. Lousteau’s responsibilities to his successor, the Company may require Mr. Lousteau to continue to serve as either the chief financial officer or in another employment capacity through November 30, 2008. Mr. Lousteau has also agreed to enter into a consulting agreement with the Company prior to his retirement pursuant to which he will provide to the Company certain consulting services for two years following his retirement date, subject to the right of the Company to extend the consulting arrangement for an additional two years.

Under the Retirement Agreement, and subject to certain adjustments if he retires before or after September 30, 2008, Mr. Lousteau will receive at retirement a lump sum payment equal to (i) the sum of one and one-half times (1.5x) his annual salary at the time of his retirement, (ii) the average bonus paid to him for the three prior fiscal years, and (iii) a pro-rated bonus for the fiscal year ended March 31, 2009 based on the bonus paid to him for the three prior fiscal years. In addition, Mr. Lousteau’s health, disability and life insurance benefits will be continued through May 31, 2010. All of Mr. Lousteau’s previously granted stock options and restricted stock that have not previously vested will vest at retirement. The Retirement Agreement also requires Mr. Lousteau to keep confidential certain Company nonpublic information known to Mr. Lousteau and not to compete with the Company after his retirement. During the initial two-year term of the consulting agreement, Mr. Lousteau will be paid at an hourly rate of $200 for his services, which amount will be increased to $250 per hour if the Company exercises its option to extend the term.

With the cooperation of Mr. Lousteau, the Company is currently searching for his successor. It is the Company’s goal to appoint a new Chief Financial Officer prior to Mr. Lousteau’s anticipated retirement date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Joseph M. Bennett
Joseph M. Bennett
Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer

Date: April 25, 2008